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                                                                    EXHIBIT 2.01



                          AGREEMENT AND PLAN OF MERGER

               THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is made as of _________________, 1998 by and between Concur Technologies, Inc., a Washington corporation ("Concur Washington"), and Concur Technologies, Inc., a Delaware corporation ("Concur Delaware"). Concur Washington and Concur Delaware are hereinafter sometimes collectively referred to as the "Constituent Corporations."


                                 R E C I T A L S

               A. Concur Washington was incorporated on August 20, 1993. Its current authorized capital stock consists of: (1) 60,000,000 shares of Common Stock, no par value ("Concur Washington Common Stock"), of which 7,696,794 shares are issued and outstanding; and (2) 53,000,000 shares of Preferred Stock, no par value ("Concur Washington Preferred Stock"), of which 3,824,092 shares are designated as Series A Preferred Stock (the "Series A Stock"), of which 3,824,092 shares are outstanding, and of which 3,824,092 shares are designated as Series A1 Preferred Stock (the "Series A1 Preferred Stock"), none of which are outstanding, and of which 4,687,500 shares are designated as Series B Preferred Stock (the "Series B Stock"), of which 4,687,500 shares are outstanding, and of which 4,687,500 shares are designated as Series B1 Preferred Stock (the "Series B1 Preferred Stock"), none of which are outstanding, and of which 9,774,801 shares are designated as Series C Preferred Stock (the "Series C Preferred Stock"), of which 9,712,301 shares are outstanding, and of which 9,774,801 shares are designated as Series C1 Preferred Stock ("Series C1 Preferred Stock"), none of which are outstanding, and of which 3,357,897 shares are designated as Series D Preferred Stock (the "Series D Preferred Stock"), of which 3,188,357 shares are outstanding, and of which 3,357,897 shares are designated as Series D1 Preferred Stock (the "Series D1 Preferred Stock"), none of which are outstanding, and of which 4,500,000 shares are designated as Series E Preferred Stock (the "Series E Preferred Stock"), of which 4,121,676 shares are outstanding, and of which 4,500,000 shares are designated as Series E1 Preferred Stock (the "Series E1 Preferred Stock"), none of which are outstanding.

               B. Concur Delaware was incorporated on August 5, 1998. Its authorized capital stock consists of: (1) 60,000,000 shares of Common Stock, par value $0.001 per share ("Concur Delaware Common Stock"), of which 1,000 shares are issued and outstanding; and (2) 53,000,000 shares of Preferred Stock, $0.001 par value ("Concur Delaware Preferred Stock"), none of which shares are issued and outstanding and of which 3,824,092 shares are designated as Series A Preferred Stock, 3,824,092 shares are designated as Series A1 Preferred Stock, 4,687,500 shares are designated as Series B Preferred Stock, 4,687,500 shares are designated as Series B1 Preferred Stock, 9,774,801 shares are designated as Series C Preferred Stock, 9,774,801 shares are designated as Series C1 Preferred Stock, 3,357,897 shares are designated as Series D Preferred Stock, 3,357,897 shares are designated as Series D1 Preferred Stock, 4,500,000 shares are designated as Series E Preferred Stock, and 4,500,000 shares are designated as Series E1 Preferred Stock.

               C. The respective Boards of Directors of Concur Washington and Concur Delaware deem it advisable and to the advantage of each of the Constituent Corporations that Concur Washington merge with and into Concur Delaware upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a change of the state of incorporation of Concur Washington from Washington to Delaware.




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                                                       Concur Technologies, Inc.
                                                    Agreement and Plan of Merger



               D. The Board of Directors of each of the Constituent Corporations has approved this Merger Agreement.

               NOW, THEREFORE, the parties do hereby agree that Concur Washington shall merge with and into Concur Delaware on the following terms, conditions and other provisions:

               1. MERGER AND EFFECTIVE TIME. At the Effective Time (as defined below), Concur Washington shall be merged with and into Concur Delaware (the "Merger"), and Concur Delaware shall be the surviving corporation of the Merger (the "Surviving Corporation"). The Merger shall become effective upon the close of business on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of the State of Delaware (the "Effective Time").

               2. EFFECT OF MERGER. At the Effective Time, the separate corporate existence of Concur Washington shall cease; the corporate identity, existence, powers, rights and immunities of Concur Delaware as the Surviving Corporation shall continue unimpaired by the Merger; and Concur Delaware shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Concur Washington, all without further act or deed.

               3. GOVERNING DOCUMENTS. At the Effective Time, the Certificate of Incorporation of Concur Delaware in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation, and the Bylaws of Concur Delaware in effect immediately prior to the Effective Time, without amendment thereto, shall become the Bylaws of the Surviving Corporation.

               4. DIRECTORS AND OFFICERS. At the Effective Time, the directors and officers of Concur Delaware shall be and become the directors and officers (holding the same titles and positions) of the Surviving Corporation and after the Effective Time shall serve in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

               5. CONVERSION OF SHARES OF CONCUR WASHINGTON. Subject to the terms and conditions of this Agreement, at the Effective Time and without any further action on the part of any shareholder of Concur Washington, each share of Concur Washington Common Stock outstanding immediately prior thereto (other than any shares held by persons exercising dissenters' rights in accordance with the Washington Business Corporation Act ("Dissenting Shares")) shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Concur Delaware Common Stock. At the Effective
Time: (a) each share of Concur Washington Series A Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Concur Delaware Series A Preferred Stock; (b) each share of Concur Washington Series B Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Concur Delaware Series B Preferred Stock; (c) each share of Concur Washington Series C Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Concur Delaware Series C Preferred Stock; (d) each share of Concur Washington Series D Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Concur Delaware Series D Preferred Stock; and (e) each share of Concur Washington Series E Preferred Stock outstanding immediately prior thereto shall be





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                                                       Concur Technologies, Inc.
                                                    Agreement and Plan of Merger



automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Concur Delaware Series E Preferred Stock

               6. CANCELLATION OF SHARES OF CONCUR DELAWARE. At the Effective Time, all of the previously issued and outstanding shares of Concur Delaware Common Stock that were issued and outstanding immediately prior to the Effective Time shall be automatically retired and canceled.

               7. STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates that, prior to that date, represented shares of Concur Washington Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Concur Delaware Common Stock into which such shares of Concur Washington Common Stock are converted as provided herein. At and after the Effective Time, all of the outstanding certificates that, prior to that date, represented shares of a series of Concur Washington Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the series of Concur Delaware Preferred Stock into which such shares of Concur Washington Preferred Stock are converted as provided herein. The registered owner on the books and records of Concur Washington of any such outstanding stock certificate for Concur Washington Common Stock or Concur Washington Preferred Stock shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Concur Delaware or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Concur Delaware Common Stock or Concur Delaware Preferred Stock evidenced by such outstanding certificate as above provided.

               8. CONVERSION OF OPTIONS OF CONCUR WASHINGTON. At the Effective Time, all outstanding and unexercised portions of all options to purchase shares of Concur Washington Common Stock under the Concur Washington 1994 Stock Option Plan (the "1994 Plan") shall become options to purchase the same number of shares of Concur Delaware Common Stock at the original exercise price per share and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), if applicable, and all other material terms and conditions (including but not limited to the terms and conditions applicable to such options by virtue of the 1994 Plan). In addition, at the Effective Time, all outstanding and unexercised portions of all options to purchase shares of Concur Washington Common Stock granted by 7Software, Inc. ("7Software") under the 1997 Stock Option Plan of 7Software and assumed by Concur Washington in connection with its acquisition of 7Software in June 1998 (such assumed 1997 Stock Option Plan of 7Software hereinafter referred to as the "7Software Plan") shall become options to purchase the same number of shares of Concur Delaware Common Stock at the original exercise price per share and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other material terms and conditions (including but not limited to the terms and conditions applicable to such options by virtue of the 7Software Plan). Additionally, at the Effective Time, all outstanding and unexercised portions of all options to purchase shares of Concur Washington Common Stock granted by 7Software outside of the 7Software Plan and assumed by Concur Washington in connection with its acquisition of 7Software in June 1998 shall become options to purchase the same number of shares of Concur Delaware Common Stock at the original exercise price per share and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status as an "incentive stock option" under
Section 422 of the Code, if applicable, and all other material terms and conditions (including but not limited to the terms and conditions applicable to such options by virtue of the 7Software Plan). Continuous employment with 7Software and Concur Washington will be credited to an optionee for purposes of determining the vesting of the number of shares of Concur Delaware Common Stock under a converted Concur Washington option at the Effective





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                                                       Concur Technologies, Inc.
                                                    Agreement and Plan of Merger



Time. At the Effective Time, Concur Delaware shall also adopt and assume the 1994 Plan and the 7Software Plan.

               9. CONVERSION OF WARRANTS OF CONCUR WASHINGTON. At the Effective Time, all outstanding and unexercised portions of all warrants to purchase shares of Concur Washington Preferred Stock shall become warrants to purchase the same number of shares of Concur Delaware Preferred Stock at the original exercise price per share and shall, to the extent permitted by law and otherwise reasonably practicable, have the same material terms and conditions.

               10. FRACTIONAL SHARES. Since all shares of Concur Washington Common Stock and Preferred Stock will be exchanged for a like number of shares of Concur Delaware Common Stock and Preferred Stock, no fractional shares of Concur Delaware Common Stock or Preferred Stock will be issued in connection with the Merger.

               11. EMPLOYEE BENEFIT PLANS. At the Effective Time, the obligations of Concur Washington under or with respect to every plan, trust, program and benefit then in effect or administered by Concur Washington for the benefit of the directors, officers and employees of Concur Washington shall become the lawful obligations of Concur Delaware and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, Concur Delaware hereby expressly adopts and assumes all obligations of Concur Washington under such employee benefit plans.

               12. FURTHER ASSURANCES. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Concur Washington such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Concur Washington, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of Concur Washington, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

               13. CONDITION. The consummation of the Merger is subject to the approval of this Merger Agreement and the Merger contemplated hereby by the shareholders of Concur Washington and by the sole stockholder of Concur Delaware, prior to or at the Effective Time.

               14. ABANDONMENT. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger abandoned by the Board of Directors of Concur Washington or the Board of Directors of Concur Delaware, notwithstanding approval of this Merger Agreement by the Boards of Directors and shareholders of Concur Washington and Concur Delaware.

               15. AMENDMENT. At any time before the Effective Time, this Merger Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations, notwithstanding approval of this Merger Agreement by the shareholders of Concur Washington and Concur Delaware; provided, however, that any amendment made subsequent to the adoption of this Agreement by the shareholders of Concur Washington or the sole stockholder of Concur Delaware shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or upon conversion of any shares of any class or series of Concur Washington; (ii) alter or change any of the terms of the Certificate of Incorporation of the Surviving Corporation to be





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                                                       Concur Technologies, Inc.
                                                    Agreement and Plan of Merger



effected by the Merger; or (iii) alter or change any of the terms or conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any shares of any class or series of Concur Washington or Concur Delaware.

               16. TAX-FREE REORGANIZATION. The Merger is intended to be a tax-free plan of reorganization within the meaning of Section 368(a)(1)(F) of the Code.

               17. DISSENTERS' RIGHTS. Holders of Dissenting Shares who have complied with all the requirements for perfecting the rights of dissenting shareholders as set forth in the Washington Business Corporation Act shall be entitled to their rights under such law.

               18. GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within Washington, without reference to the principles of conflicts of law or choice of laws, except to the extent that the laws of the State of Delaware would apply in matters relating to the internal affairs of Concur Delaware and the Merger.

               19. COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.









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                                                       Concur Technologies, Inc.
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               IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalf of each of the Constituent Corporations and attested by their respective officers hereunto duly authorized.




CONCUR TECHNOLOGIES, INC.                   CONCUR TECHNOLOGIES, INC.
a Washington corporation                    a Delaware corporation



By: _______________________________         By:  _______________________________
     S. Steven Singh                              S. Steven Singh
     Chief Executive Officer                      Chief Executive Officer





Attested By:                                Attested By:





___________________________________         ____________________________________
     Matthew P. Quilter                                Matthew P. Quilter
     Secretary                                         Secretary











                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]





















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